UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2016

OXFORD IMMUNOTEC GLOBAL PLC

(Exact name of registrant as specified in its charter)

England and Wales	001-36200	98-1133710

(State or other Jurisdiction	(Commission File Number)	(IRS Employer

of Incorporation)		Identification No.)

94C Innovation Drive, Milton Park, Abingdon OX14 4RZ, United Kingdom

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +44 (0) 1235 442780

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On October 4, 2016, Oxford Immunotec Global PLC (the “Company”) entered into a Credit, Security and Guaranty Agreement (Term Loan) (the “Term Loan Agreement”) and a Credit, Security and Guaranty Agreement (Revolving Loan) (the “Revolving Loan Agreement” and, together with the Term Loan Agreement, the “Credit Agreements”), in each case, among the Company, Oxford Immunotec, Inc., a Delaware corporation and indirect wholly owned subsidiary of the Company (“Oxford Inc.”), Oxford Immunotec Limited, a company formed under the laws of England and Wales and direct wholly owned subsidiary of the Company (“Oxford Ltd”), the lenders from time to time party thereto (the “Lenders”) and MidCap Financial Trust, individually as a Lender and as administrative agent (“Agent”).

The Term Loan Agreement provides for a borrowing by Oxford Inc. of a senior secured term loan of $30.0 million available on October 4, 2016 (the “Closing Date”), with a second tranche of $10.0 million available to Oxford Inc. at the Lenders’ discretion (the “Term Loans”). The Term Loans mature five years from the Closing Date and accrue interest at a rate of LIBOR plus 7.60%, with interest-only payments for the first 24 months and the ability to extend the interest-only period to 48 months subject to certain conditions.

The Revolving Loan Agreement provides for senior secured revolving loans in the maximum amount of $10.0 million, which may increase to up to $20.0 million upon request of Oxford Inc. and at the Lenders’ discretion (the “Revolving Loans”). Availability under the Revolving Loans is subject to a borrowing base, which is based on certain eligible accounts receivable, inventory and equipment of Oxford Inc., and Oxford Inc. is required to maintain a minimum drawn balance of no less than 30% of the available amount under the Revolving Loans (or pay fees to the Lenders to make up any foregone interest payments if such minimum is not met). The Revolving Loans mature five years from the Closing Date and accrue interest at a rate of LIBOR plus 4.45%.

The Company and Oxford Ltd have agreed to guarantee the obligations of Oxford Inc. under the Credit Agreements, and their collective obligations thereunder are secured by first priority security interests in substantially all assets of Oxford Inc., the Company and Oxford Ltd, subject to certain exceptions. The Credit Agreements contain customary representations and warranties, covenants (including minimum net revenue covenants), mandatory prepayments, and events of default under which the Company’s payment obligations may be accelerated.

The foregoing description of the Credit Agreements and the transactions contemplated thereby is only a summary and is qualified in its entirety by reference to the full text of the Credit Agreements, which are filed as Exhibits 10.1 and 10.2 hereto and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01. Other Events

On October 4, 2016, the Company issued a press release announcing its entry into the Credit Agreements. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit

10.1	Credit, Security and Guaranty Agreement (Term Loan), dated October 4, 2016, among Oxford Immunotec Global PLC, Oxford Immunotec, Inc., Oxford Immunotec Limited, the lenders from time to time party thereto and MidCap Financial Trust, individually as a lender and as administrative agent.

10.2	Credit, Security and Guaranty Agreement (Revolving Loan), dated October 4, 2016, among Oxford Immunotec Global PLC, Oxford Immunotec, Inc., Oxford Immunotec Limited, the lenders from time to time party thereto and MidCap Financial Trust, individually as a lender and as administrative agent.

99.1	Press Release, dated October 4, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXFORD IMMUNOTEC GLOBAL PLC

Date: October 7, 2016	By:	/s/ Elizabeth M. Keiley
Name: Elizabeth M. Keiley
Title: VP and General Counsel

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	Credit, Security and Guaranty Agreement (Term Loan), dated October 4, 2016, among Oxford Immunotec Global PLC, Oxford Immunotec, Inc., Oxford Immunotec Limited, the lenders from time to time party thereto and MidCap Financial Trust, individually as a lender and as administrative agent.

10.2	Credit, Security and Guaranty Agreement (Revolving Loan), dated October 4, 2016, among Oxford Immunotec Global PLC, Oxford Immunotec, Inc., Oxford Immunotec Limited, the lenders from time to time party thereto and MidCap Financial Trust, individually as a lender and as administrative agent.

99.1	Press Release, dated October 4, 2016.